EXHIBIT 99.1

Novagen Ingenium Inc. NOVZ - OTCQB

Contact; Micheal Nugent	FOR IMMEDIATE RELEASE 11 March 2015
Tel; +61 438158688
Cell; 310 994 7988
Email; mnugent@novagenenergy.com

NOVAGEN INGENIUM APPOINTS NEW DIRECTORS

Novagen Ingenium Inc. (OTCQB: NOVZ) today announced the appointment of three new members to the board of directors, a move expected to add significant horsepower to the engine development and precision engineering company.

On March 8, 2015, the Board of Directors of Novagen Ingenium, Inc. (the “Company”) appointed Dr Jon N Leonard, as a Director. Dr Jon Leonard has held appointments of Chief Scientist, Hughes Aircraft Strategic Systems Division, CEO, California Molecular Electronics Corp, and Director of Raytheon Counterterrorism Technology.

Additionally, the Board of Directors of the Company appointed Kenneth R Grohs, and Sonny Nugent as Directors.

Kenneth R Grohs is a consulting structural engineer, a member of The Institution of Engineers Australia and a member of the Board of Professional Engineers Queensland.

Sonny Nugent is qualified in construction and formwork, a student of Bond University Business School and Managing Director of Renegade Engine Company Pty Ltd, a wholly owned subsidiary of Novagen.

# # #

About Novagen Ingenium Inc.

Novagen Ingenium, Inc. (OTCQB: NOVZ) is engaged in the development and commercialization of low carbon emission engines and precision engineering services to create technologies that improve efficiency and reduce levels of greenhouse emissions.

Safe Harbor Statement

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this paragraph and the risks and other factors detailed in Novagen’s reports filed with the Securities and Exchange Commission. Novagen undertakes no duty to update these forward-looking statements.